UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FEDERAL STREET ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

FEDERAL STREET ACQUISITION CORP.

NOTICE OF ADJOURNMENT OF SPECIAL MEETING
OF STOCKHOLDERS OF FEDERAL STREET ACQUISITION CORP.

TO 10:00 A.M. EASTERN TIME ON MONDAY DECEMBER 17, 2018

AT BOSTON COLLEGE CLUB, 100 FEDERAL STREET, 36th FLOOR,

BOSTON, MASSACHUSETTS 02110

To the Stockholders of Federal Street Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the special meeting of stockholders (the “special meeting”) of Federal Street Acquisition Corp., a Delaware corporation (“FSAC”) to be held in connection with FSAC’s previously announced business combination with UHS Holdco, Inc., and which was previously scheduled for Wednesday, November 14, 2018, at 10:00 a.m. Eastern Time, at the Boston College Club, 100 Federal Street, 36th Floor, Boston, Massachusetts 02110, was convened and adjourned until Monday, December 17, 2018, at 10:00 a.m. Eastern Time at the Boston College Club, 100 Federal Street, 36th Floor, Boston, Massachusetts 02110.

A definitive proxy statement/prospectus, dated October 10, 2018 (the “Proxy Statement/Prospectus”), was mailed to you on that date in connection with the special meeting. The proposals to be acted upon at the special meeting remain as described in the Proxy Statement/Prospectus. For the reasons set forth in the Proxy Statement/Prospectus previously mailed to you, the Board of Directors of FSAC unanimously recommends that you vote “FOR” the approval of all the proposals. Your attention is directed to the Proxy Statement/Prospectus (including the annexes thereto) for a complete description of each of the proposals. We encourage you to read the Proxy Statement/Prospectus carefully.

In connection with the adjournment, FSAC extended the deadline for holders of its shares of Class A common stock to submit such shares for redemption to 5:00 p.m. Eastern Time on Friday, December 14, 2018.

All stockholders are cordially invited to attend the special meeting in person. Whether or not you plan to attend, all stockholders who have not yet voted are encouraged to vote immediately. Stockholders may vote by completing and returning their proxy card in accordance with the instructions included with the Proxy Statement/Prospectus, or by attending the special meeting in person. If you have already submitted your proxy for the special meeting and wish to revoke or change your vote, you may do so by following the instructions included with the Proxy Statement/Prospectus, or by attending the special meeting in person. If you have already submitted your proxy for the special meeting and do not wish to revoke or change your vote, your shares will be voted at the special meeting as indicated in your proxy.

November 14, 2018
/s/ SCOTT M. SPERLING
Scott M. Sperling
Executive Chairman of the Board of Directors